Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER & MID-YEAR 2012 RESULTS

Performance Reflects Continuing Strong Market Demand and Successful Operational Execution

Newport Beach, CA – August 2, 2012 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the second quarter and six month period ended June 30, 2012.

Fiscal 2012 Second Quarter Financial Highlights – versus Fiscal 2011 Second Quarter:

•	Net sales improved from $80.1 million to $84.8 million, an increase of 6%

•	Net income improved from $6.0 million to $8.7 million, an increase of 46%

•	Earnings per diluted share were $0.30 versus $0.22 in the prior year

Fiscal 2012 First Half Financial Highlights – versus Fiscal 2011 First Half

•	Net sales improved from $146.1 million to $172.1 million, an increase of 18%

•	Net income improved from $11.0 million to $17.5 million, an increase of 59%

•	Earnings per diluted share were $0.61 versus $0.40 in the prior year

Note: Complete details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “We are pleased to report performance for the second quarter and the first half of 2012 that reflects strong demand for our products and improved profitability of this business. This is consistent with a continued interest in our conventional chemistries as part of Integrated Pest Management. Many of our products are used at the time of planting or early in the growing season and have been relatively unaffected by the persistent drought that has affected the Midwest and Southwest United States. Our successful sales, marketing and operating efforts have driven our bottom-line, net income to just over 10% of net sales (for the quarter) and boosted gross profit margins to 45% for the quarter and 44% for the first half of 2012.”

Mr. Wintemute continued: “We continue to strengthen our already healthy balance sheet, by controlling inventory levels, carefully managing our receivable collections and reducing our long-term debt with scheduled quarterly payments. At mid-year we reported $48 million in cash on the balance sheet and stockholder’s equity of $206 million – a 10% increase during the last 6 months. We have not borrowed against our revolving-line-of-credit for over a year and have adequate cash and credit availability for working capital and other needs.”

Mr. Wintemute concluded: “We are well positioned to take advantage of favorable market conditions for the balance of the year. Factors that will affect our relative success in the third quarter include continued demand for our post-harvest Metam soil fumigants, sufficient pest pressure to support our Bidrin® foliar cotton insecticide, favorable weather conditions for cotton harvest in support of our Folex® harvest defoliant, and wet weather in regions where our mosquito adulticide, Dibrom, is used. Further, despite dry weather during the 2012 corn growing season, we continue to see strong demand for our products in anticipation of the 2013 season.”

Conference Call

Eric Wintemute, Chairman & CEO and David Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 12:00 pm EDT / 9:00 am PDT on Thursday, August 2, 2012. Interested parties may participate in the call by dialing (201) 493-6744 please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes as well as the S&P Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
William A. Kuser, Director of Investor Relations		www.theequitygroup.com
(949) 260-1200		Lena Cati
williamk@amvac-chemical.com		Lcati@equityny.com
mailto:(212) 836-961

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	For the three months ended June 30		For the six months ended June 30
	2012	2011	2012	2011
Net sales	$84,837	$80,062	$172,092	$146,095
Cost of sales	46,491	48,381	96,368	87,503

Gross profit	38,346	31,681	75,724	58,592
Operating expenses	24,104	20,998	47,080	38,722

Operating income	14,242	10,683	28,644	19,870
Interest expense	721	978	1,456	1,785
Interest capitalized	(112)	(16)	(148)	(74)
Extinguishment of debt	—	—	—	546

Income before income tax	13,633	9,721	27,336	17,613
Income tax expense	4,889	3,714	9,858	6,594

Net income	8,744	6,007	17,478	11,019
Change in fair value of interest rate swaps	24	(700)	46	(946)
Foreign currency translation adjustment	(420)	197	122	434

Comprehensive income	$8,348	$5,504	$17,646	$10,507

Earnings per common share—basic	$.31	$.22	$.63	$.40

Earnings per common share—assuming dilution	$.30	$.22	$.61	$.40

Weighted average shares outstanding—basic	27,858	27,548	27,740	27,538

Weighted average shares outstanding—assuming dilution	28,737	27,838	28,544	27,813

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS (note 7)

	June 30, 2012	Dec. 31, 2011
	(Unaudited)	(Note)
Current assets:
Cash	$48,048	$35,085
Receivables:
Trade, net of allowance for doubtful accounts of $561 and $340, respectively	72,774	68,611
Other	886	1,187

	73,660	69,798

Inventories	79,922	71,068
Prepaid expenses	4,429	2,311
Income taxes receivable	—	203

Total current assets	206,059	178,465
Property, plant and equipment, net	48,449	39,273
Intangible assets	113,059	116,189
Other assets	4,077	5,214

	$371,644	$339,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$15,051	$14,460
Current installments of other liabilities	1,072	1,038
Accounts payable	23,837	23,214
Deferred revenue	201	7,571
Accrued program costs	57,734	25,910
Accrued expenses and other payables	6,143	6,832
Income taxes payable	30	—

Total current liabilities	104,068	79,025
Long-term debt, excluding current installments	41,027	51,917
Other liabilities, excluding current installments	5,563	5,955
Deferred income taxes	15,172	15,172

Total liabilities	165,830	152,069

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 30,158,615 shares at June 30, 2012 and 29,845,047 shares at December 31, 2011	3,016	2,985
Additional paid-in capital	48,411	45,966
Accumulated other comprehensive loss	(2,082)	(2,250)
Retained earnings	159,622	143,524

	208,967	190,225
Less treasury stock, at cost, 2,260,996 shares at June 30, 2012 and at December 31, 2011	(3,153)	(3,153)

Total stockholders’ equity	205,814	187,072

	$371,644	$339,141

Note: The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Six Months Ended June 30, 2012 and 2011

(Unaudited)

Increase (decrease) in cash	2012	2011
Cash flows from operating activities:
Net income	$17,478	$11,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	7,046	6,733
Amortization of other long term assets	1,574	1,934
Amortization of discounted liabilities	396	988
Stock-based compensation	1,031	1,031
Tax benefit from exercise of stock options	(160)	—
Changes in assets and liabilities associated with operations:
Increase in net receivables	(3,862)	(41,019)
Increase in inventories	(8,854)	(6,566)
Increase in prepaid expenses and other assets	(2,555)	(1,791)
Decrease in income tax receivable/payable, net	393	8,133
Increase in accounts payable	668	9,089
Decrease in deferred revenue	(7,370)	(5,474)
Increase in other liabilities	30,883	18,220

Net cash provided by operating activities	36,668	2,297

Cash flows from investing activities:
Capital expenditures	(13,061)	(2,322)

Net cash used in investing activities	(13,061)	(2,322)

Cash flows from financing activities:
Net repayments under line of credit agreement	—	(7,300)
Principal payments on long-term debt	(4,000)	(4,004)
Tax benefit from exercise of stock options	160
Borrowings on long-term debt	—	20,063
Decrease in other notes payable	(6,827)	—
Payment of cash dividends	(1,380)	(826)
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock option)	1,285	550

Net cash (used in) provided by financing activities	(10,762)	8,483

Net increase in cash	12,845	8,458
Cash and cash equivalents at beginning of year	35,085	1,158
Effect of exchange rate changes on cash	118	342

Cash and cash equivalents as of June 30	$48,048	$9,958